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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant      [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          MILLER EXPLORATION COMPANY
                          --------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction;

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:
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                    [MILLER EXPLORATION COMPANY LOGO HERE]

Miller Exploration Company Encourages Shareholder Vote

HOUSTON, Texas--(PRNewswire)--December 6, 2000--Miller Exploration Company (Nasdaq: MEXP), the "Company" or "Miller" encourages shareholder vote.

The Company is holding a special meeting on Thursday, December 7, 2000, at 10:00 a.m., at the Company's offices at 3104 Logan Valley Road, Traverse City, Michigan, to consider and vote on the following matters:

     1.   The issuance to Guardian Energy Management Corp. of
          (a) 3,703,704 shares of the Company's common stock upon the conversion of a $5 million promissory note, and
          (b) up to 13,062,500 shares of the Company's common stock upon the exercise by Guardian of warrants to purchase 1,562,500 shares of common stock for $1.35 per share, 2,500,000 shares of common stock for $2.50 per share, and 9,000,000 shares of common stock for $3.00 per share.

     2.   A transaction with Eagle Investments, Inc., in which Eagle will
          (a)  pay the Company $500,000 in cash,
          (b) assign to the Company a 50% interest in certain of the non-producing oil and gas leasehold interests which the Company had previously conveyed to Eagle, and
          (c) grant to the Company an exclusive right of first offer on the sale of Eagle's remaining producing and non-producing asset base in the Mississippi Salt Basin,

          in exchange for which the Company will
          (i)  issue to Eagle 1,851,851 shares of common stock, and
          (ii) issue to Eagle warrants to purchase 781,250 shares of common stock at $1.35 per share and 1,250,000 shares of common stock at $2.50 per share, respectively.

Each of these proposals is more fully discussed in the proxy statement dated and mailed on or about November 10, 2000 to each of the Company's shareholders.
The Company encourages each shareholder to read the proxy statement thoroughly.
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THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE APPROVAL OF BOTH THE PROPOSALS.

The Company encourages shareholders to return their proxies as soon as possible to meet the deadline for the shareholder meeting.

Please contact either Kelly Miller or Deanna Cannon at (231) 941-0004 if you have any questions.



CONTACT:  Miller Exploration Company       Kelly E. Miller, President & CEO
          P.O. Box 348                       kmiller@mexp.com
          Traverse City, MI 49685-0348       ----------------
          Phone: (231) 941-0004              www.mexp.com
          Fax: (231) 941-8312                  Deanna Cannon, V.Pres. of Finance
                                             dcannon@mexp.com
                                             ----------------